UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

License and Collaboration Agreement

On September 25, 2018, Cellular Biomedicine Group, Inc. (the “Company”) together with certain of its subsidiaries and controlled entities entered into a License and Collaboration Agreement (the “Collaboration Agreement”) with Novartis Pharma AG (“Novartis”) pursuant to which the Company will manufacture and supply Novartis the Chimeric Antigen Receptor T (“CAR-T”) cell therapy Kymriah® (tisagenlecleucel) (the “Product”). The Company also granted Novartis a world-wide license certain of its intellectual property and technology, including those related to the Product. Such license is exclusive with respect to the development, manufacture and commercialization of the Product and non-exclusive with respect to the development, manufacture and commercialization of other products.

Under the Collaboration Agreement, the Company will receive collaboration payments equal to a single-digit escalating percentage of net sales of the Product in China, subject to certain caps set forth thereunder, for sales in diffuse large B-cell lymphoma and pediatric acute lymphoblastic leukemia indications and up to a maximum amount to be agreed upon for sales in other indications.

The Company is also obligated to assist Novartis with the development of the Product in China as Novartis may request and is responsible for a certain percentage of the total development costs for development of the Product in China for indications other than diffuse large B-cell lymphoma and pediatric acute lymphoblastic leukemia indications. Additionally, the Company is obligated to conduct a technology transfer to Novartis of the technology to be licensed to Novartis and perform activities to receive a transfer of the manufacturing process for the Product from Novartis, each in accordance with mutually agreed transfer plans. The Company will bear all costs incurred by the parties in connection with or arising out of the transfer plans.

Pursuant to the Collaboration Agreement, within 90 days of the date of the Collaboration Agreement, the Company will enter into a manufacturing and supply agreement (“Manufacture and Supply Agreement”) with Novartis that will govern the terms of manufacture and supply of the Product. Under the Manufacture and Supply Agreement, it is contemplated that the Company will be entitled to a transfer payment for supply of the Product to Novartis equal to certain direct costs plus a mark-up, subject to a maximum transfer price. Additionally, the Company will be obligated at its cost to establish manufacturing capacity as requested by Novartis and will be obligated during the first two years of the term of the Manufacture and Supply Agreement to offer any additional manufacturing capacity to Novartis before entering into any agreement relating to such additional capacity.

The Collaboration Agreement provides that, during its term and for certain period thereafter, the Company will not, and will cause its affiliates, licensees and sublicensees not to, develop, manufacture or commercialize any CAR-T therapy targeting CD-19 other than the Product. Additionally, the Company has granted Novartis certain first rights with respect to its CAR-T therapies and for a change of control.

The Collaboration Agreement will continue for 10 years and then automatically renew for additional two years unless Novartis provides notice of non-renewal. It also contains standard and customary termination rights and provides for termination by Novartis in other circumstances. Novartis’s non-exclusive license under the Company’s intellectual property and technology with respect to the development, manufacture, commercialization of any product will survive any expiration or termination of the Collaboration Agreement.

Securities Purchase Agreement

On September 25, 2018, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Novartis pursuant to which the Company agreed to sell, and Novartis agreed to purchase from the Company, an aggregate of 1,458,257 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $27.43 per share, which was the equivalent of 130% of the volume-weighted average price of the Common Stock for the prior 20 consecutive trading days (the “Purchase Price”), for total gross proceeds of approximately $40 million (the “Private Placement”).

The Purchase Agreement sets forth certain conditions under which the Company and/or Novartis can terminate the agreement. Among other conditions, if the Company breaches any of its obligation under the Registration Rights Agreement (as defined below), Novartis may terminate the Purchase Agreement and exercise any other remedies available to it. Within 10 business days of receipt of notice of such termination, the Company has the obligation to repurchase the Shares from Novartis at the Purchase Price and the Registration Rights Agreement will be deemed terminated.

The Purchase Agreement also contains mutual indemnification provisions pursuant to which each of the Company and Novartis agreed to indemnify the other party for its any breaches of its representations and warranties under the Purchase Agreement, any failure to comply with covenants, agreements and other obligations therein and enforcement of indemnification rights provided thereunder. In addition, subject to certain exceptions, the indemnification obligations of each party under the Purchase Agreement are subject to an indemnification cap of the aggregate purchase price (approximately $40 million) and a $200,000 deductible.

Registration Rights Agreement

In connection with the Private Placement, the Company and Novartis entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed, subject to certain conditions set forth therein, to file a registration statement (the “Registration Statement”) on Form S-3 or other appropriate form if the Company is then ineligible for using Form S-3 with the Securities and Exchange Commission (the “SEC”) within 15 calendar days following the Closing (as defined below) to register resale of the Shares and any securities issued or then issuable upon stock split and other events set forth under the Registration Rights Agreement (the “Registrable Securities”). The Company has also agreed to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”) as promptly as reasonably practicable after the filing date thereof but no later than the applicable outside date set forth under the Registration Rights Agreement. The Company has also agreed to use commercially reasonable efforts to keep such registration statement continuously effective until all Registrable Securities covered thereby have been sold or are eligible for resale pursuant to Rule 144 under the Securities Act. If the Company fails to perform any of the foregoing obligations, it has the obligation to pay certain liquidated damages set forth under the Registration Rights Agreement, subject to a cap in the amount of 9% of the aggregate purchase price of the Shares.

Subject to certain exceptions under the Registration Rights Agreement, the Company has agreed not to include any securities other than the Registrable Securities in the Registration Statement and not to file any other registration statements until the Registration Statement is declared effective by the SEC.

The Company has also agreed, among other things, to provide Novartis with piggyback registration rights (subject to certain conditions), to indemnify the selling holders under the Registration Statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and expenses of selling stockholders) incident to the Company’s obligations under the Registration Rights Agreement.

The closing of the Private Placement (the “Closing”) occurred on September 26, 2018. The sale and issuance of the Shares were made in reliance on the exemption from registration provided by Regulation S and/or Section 4(a)(2) under the Securities Act. The securities sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Collaboration Agreement, the Purchase Agreement and the Registration Rights Agreement are only a summary and are qualified in their entirety by reference to each of these agreements, a copy of which is filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01.    Other Events.

On September 26, 2018, the Company issued a press release announcing entry into of the Collaboration Agreement and the Closing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

4.1	Registration Rights Agreement, dated September 26, 2018, by and between the Company and Novartis Pharma AG.

10.1	License and Collaboration Agreement, dated September 25, 2018, by and among the Company, Novartis Pharma AG and other parties thereto.*

10.2	Securities Purchase Agreement, dated September 25, 2018, by and among the Company, Novartis Pharma AG and Shanghai Cellular Biopharmaceutical Group Ltd.

99.1	Press Release, dated September 26, 2018

*Confidential treatment is requested for portions of this exhibit pursuant to 17 CFR Section 240.246-2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: September 27, 2018	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer